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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (No.
333-     ) and the related prospectus of our report dated July 17, 1996 except
for Note 16, as to which the date is August 2, 1996, and                on our
audits of the consolidated financial statements and financial statement schedule of Medical Alliance, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

Dallas, Texas
          , 1996

     As discussed in Note 16 to the consolidated financial statements, the Company's Board of Directors approved a 1.561 to 1 stock split effected through a stock dividend to occur prior to the effective date of this registration statement. The accompanying consolidated financial statements have been retroactively adjusted to reflect the stock split effected through a stock dividend as if it had occurred. Additionally, as discussed in Note 2 (Earnings Per Share) to the consolidated financial statements, the company has outstanding common stock and other potentially dilutive instruments for which the earnings per share calculation is subject to Securities and Exchange Commission Staff Accounting Bulletin ("SAB") Topic 4-D. As neither the initial public offering price nor the number of the securities to be offered by this registration statement has been determined, the Company is unable to calculate earnings per share with respect to those instruments subject to SAB Topic 4-D and, therefore, no disclosure of earnings per share has been made. We will issue the above consent after (1) the stock split effected through a stock dividend occurs; (2) the range of maximum offering price and maximum number of shares to be offered is included in the preliminary prospectus; and (3) the Company completes the calculation and presentation of earnings per share in the consolidated financial statements in accordance with generally accepted accounting principles and SAB Topic 4-D:

                                                    COOPERS & LYBRAND L.L.P.

Dallas, Texas
August 9, 1996